UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2023

BM Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 650 Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 327-9515

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BMTX	NYSE American LLC
Warrants to purchase Common Stock	BMTX.W	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR § 230.405) or 12b-2 of the Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Co-CEO; Departure of Director

Reference is made to Item 5.02 of the Current Report on Form 8-K of BM Technologies, Inc. (the “Company”) dated January 26, 2023 and filed with the Securities and Exchange Commission (“SEC”) on January 30, 2023 (the “January 2023 Form 8-K”) reporting that on January 27, 2023, the Company’s Board of Directors (the “Board”) had appointed Rajinder Singh to serve as a member of the Board.

Subsequent to Mr. Singh’s appointment to the Board, it was determined to appoint Mr. Singh the Company’s Co-Chief Executive Officer, and in connection with that appointment, Mr. Singh resigned his position on the Board and became a Board observer. Mr. Singh’s decision to resign from the Board did not involve any disagreement with BM Technologies, Inc., its management, or the Board. The Company and Mr. Singh also entered into an Employment Agreement dated March 24, 2023 (the “Singh Employment Agreement”). The Singh Employment Agreement provides for:

●	a 500,000 restricted stock unit equity inducement award;

●	a base salary of $325,000 annually;

●	potential for annual cash and equity incentive compensation in an amount, form, and at such time as provided in executive incentive plans as approved by the Board from time to time;

●	severance compensation for up to two year’s compensation based upon his then-current base salary plus average annual performance bonus over the preceding three years, together with vesting of certain awards in the event of a termination of Mr. Singh’s employment without cause or by Mr. Singh for “good reason” as those terms are defined in the Singh Employment Agreement;

●	automatic vesting of all equity awards if employment is terminated by the Company without cause or by Mr. Singh for good reason (as such terms are used in the Singh Employment Agreement); provided that only 50% of such equity awards shall vest if the employment is terminated by the Company without cause before December 31, 2023, or if such termination occurs within 12 months of a change in control that has occurred on or before March 24, 2024;

●	customary non-disclosure, non-compete, and non-disparagement provisions; and

●	a term of two (2) years commencing on March 24, 2023 and renewing automatically on each two (2)-year anniversary for an additional term two (2) years, unless either party delivers notice to the contrary to the other party at least sixty (60) days prior to such two (2)-year anniversary.

The foregoing summary of the Singh Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Singh Employment Agreement, a copy of which will be filed with the SEC as an exhibit not later than with the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

Item 7.01. Regulation FD Information.

On March 27, 2023, the Company issued the press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. See Exhibit Index set forth below for a list of the exhibits filed or furnished with this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated March 24, 2023 between the Company and Raj Singh
99.1	Press release dated March 27, 2023 (furnished only)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BM Technologies, Inc.

Dated: March 27, 2023	By:	/s/ Luvleen Sidhu
Luvleen Sidhu
Chief Executive Officer